                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ASA International Ltd.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                      LOGO

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                                                                  April 15, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD. (the "Corporation") to be held on Friday, May 9, 1997 at 10:00 a.m. at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701.

     At the Annual Meeting, you will be asked to (i) elect five (5) Directors of the Corporation, (ii) ratify the selection of the Corporation's independent accountants, and (iii) consider a proposal submitted by a shareholder of the Corporation.

     Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to consider carefully.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

     On behalf of the Board of Directors of the Corporation, I would like to express our appreciation for your continued interest in the affairs of the Corporation.

                                            Sincerely,

                                            ALFRED C. ANGELONE
                                            Chairman

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of ASA INTERNATIONAL LTD. (the "Corporation"), a Delaware corporation, will be held on Friday, May 9, 1997 at 10:00 a.m. at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701 for the following purposes:

          1. To elect five (5) members of the Board of Directors;

          2. To ratify the selection of BDO Seidman, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1997;

          3. To consider a share owner proposal as described in the accompanying Proxy Statement; and

          4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 27, 1997, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

     We hope that all stockholders will be able to attend the Annual Meeting in person. To assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Securities Transfer, Inc., the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting your Proxy will, at your request, be returned to you and you may vote your shares in person.

                                            By Order of the Board of Directors

                                            TERRENCE C. MCCARTHY
                                            Secretary

Framingham, Massachusetts
April 15, 1997

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                                 APRIL 15, 1997

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

     The enclosed Proxy is solicited by the Board of Directors of ASA INTERNATIONAL LTD. (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701 at 10:00 a.m. on Friday, May 9, 1997, and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 27, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 3,983,096 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued, outstanding and entitled to vote. The Corporation has no other voting securities.

     Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The election of Directors will be determined by a plurality of the votes cast. The other proposals to be voted upon by the stockholders of the Corporation require the vote of a majority of the Common Stock present at the Annual Meeting for passage. Abstentions and broker non-votes (the latter of which results when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     THE DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN OR CONTROL APPROXIMATELY 33.3% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EXCEPT AS SPECIFICALLY NOTED HEREIN, EACH OF THE DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

     Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election as Directors of those persons named in this Proxy Statement and, except as specifically noted, in favor of all other items set forth herein.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named in the Proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

     An annual report containing financial statements for the Corporation's fiscal year ended December 31, 1996 ("Fiscal 1996"), is being mailed herewith to all stockholders entitled to vote. This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about April 16, 1997.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Directors of the Corporation are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, Proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

     The following table sets forth the age of each nominee, the year each nominee was elected a Director and the positions presently held by each nominee with the Corporation. For information about ownership of the Corporation's Common Stock by each nominee, see "Beneficial Ownership of Common Stock."

                                           YEAR NOMINEE
                                           FIRST BECAME            POSITIONS AND OFFICES
               NAME                  AGE     DIRECTOR              WITH THE CORPORATION
-----------------------------------  ----  ------------   ---------------------------------------
Alfred C. Angelone.................   58       1982       Chairman of the Board, Chief Executive
                                                          Officer, President and Treasurer
William A. Kulok...................   56       1993       Director
James P. O'Halloran................   64       1991       Director
Gordon J. Rollert..................   62       1992       Director
Robert L. Voelk....................   41       1997       Director

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, Directors and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and Directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were complied with during Fiscal 1996, with the exception of the following: Alfred C. Angelone, the Corporation's Chairman, Chief Executive Officer and President, filed one (1) late Form 4 reporting five
(5) transactions.

     None of the Directors of the Corporation are related by blood, marriage, or adoption to any of the Corporation's Directors or executive officers. All of the current Directors of the Corporation attended at least 75% of meetings of the Board of Directors and the committees on which they served during Fiscal 1996.

     The Board of Directors has appointed an Executive Committee presently comprised of Mr. Angelone. Each of Messrs. Wayne Croswell, Terrence McCarthy, Donald Askin, Jonathan Ellman and Katpady Shenoy, the Corporation's President of the Tire Systems Group, Vice President and Controller, President of the Corporation's CommercialWare Division, President of the Corporation's Business Systems Division, and President of the Corporation's Legal Systems Division, respectively, serves as an ex-officio member of the

Executive Committee. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of issuance of stock, the sale of all or substantially all of the Corporation's assets and any other significant corporate transactions for which full Board approval is required by Delaware law. Transactions with affiliates require the approval of a majority of the disinterested members of the Board of Directors or, if appropriate, the Executive Committee.

     The Board of Directors also has appointed an Audit Committee presently comprised of Mr. O'Halloran. The Board of Directors may appoint one of the current non-employee Directors to serve on the Audit Committee following the Annual Meeting. The Audit Committee was established for purposes of reviewing the Corporation's financial results and recommending the selection of the Corporation's independent auditors. The Board of Directors disbanded the Compensation Committee during Fiscal 1996, and its functions will be performed by the full Board of Directors in the future. To date, no other committee of the Board of Directors, including a nominating committee, has been established.

     The Board of Directors and the Executive Committee met seven (7) times each during 1996. The Audit Committee met one (1) time during 1996.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the principal occupation of each of the Directors and executive officers during the past five years:

                                                   PRINCIPAL OCCUPATION DURING
               NAME                                      PAST FIVE YEARS
-----------------------------------  --------------------------------------------------------
Alfred C. Angelone.................  Chairman, Chief Executive Officer, President and
                                     Treasurer of the Corporation.
James P. O'Halloran................  President of G & J Associates, Ltd., formerly the The
                                     Janus Group, Ltd., a privately held consulting firm;
                                     formerly Vice President, Private Equity Managers, a
                                     privately held venture capital firm; and formerly
                                     Partner, Arthur Andersen & Co.
Gordon J. Rollert..................  President, Standard Asset Group L.P., a privately held investment management firm.
William A. Kulok...................  Chairman of Community Productions, Inc., a privately held producer of expositions and educational programs;
                                     formerly President of Kulok Capital, Inc., a privately
                                     held venture capital firm.
Robert L. Voelk....................  Chief Executive Officer of Omtool, Inc., a privately held communications software company; formerly Executive
                                     Vice President and Director of the Corporation.
Terrence C. McCarthy...............  Vice President and Controller of the Corporation.

EXECUTIVE OFFICERS

     The executive officers of the Corporation, their ages and positions held in the Corporation are as follows:

                                                      YEAR
                                                  FIRST BECAME         POSITIONS AND OFFICES
                   NAME                     AGE     OFFICER            WITH THE CORPORATION
------------------------------------------  ---   ------------   ---------------------------------
Alfred C. Angelone........................  58        1982       Chief Executive Officer,
                                                                 President and Treasurer
Terrence C. McCarthy......................  46        1989       Vice President and Controller

CERTAIN TRANSACTIONS

     During Fiscal 1996, the Corporation advanced an aggregate of approximately $67,735 to Mr. Angelone, the Corporation's Chairman, Chief Executive Officer and President. Mr. Angelone repaid approximately $212,105 of outstanding advances during Fiscal 1996. As of March 31, 1997, the outstanding balance of short-term advances owed by Mr. Angelone to the Corporation totalled approximately $55,150. Short-term advances made to Mr. Angelone by the Corporation do not bear interest.

     In December 1996, the Corporation disposed of substantially all of the assets and liabilities of the Corporation's International Trade and Transportation Systems Division (the "International Division"). In exchange for the assets of the International Division and the assumption of the International Division's liabilities, the Corporation received a 16% membership interest in TradePoint Systems LLC ("TradePoint"), a New Hampshire limited liability company, and a subordinated promissory note in the face amount of $600,000.00 from TradePoint (the "Note"). The remaining 84% interest in TradePoint is owned by Christopher J. Crane, the former President of and a former Director of the Corporation. Simultaneously with the completion of this transaction, Mr. Crane resigned all of his positions with the Corporation. In exchange for his interest in TradePoint, Mr. Crane (i) contributed all of the Common Stock owned by him, totaling 665,597 shares; (ii) assigned to the Corporation a 16% partnership interest in the ASA Investment Partnership, a partnership by and among Mr. Crane, the Corporation, and Mr. Angelone; and (iii) cancelled all of his options to purchase 245,000 shares of Common Stock. The consideration to be paid was determined by negotiations between the parties and was independently evaluated on behalf of the Corporation by Shields & Company, Inc. In connection with the transaction, TradePoint granted to the Corporation an irrevocable proxy covering the Common Stock owned by TradePoint. The Corporation has the right to cause TradePoint to redeem the 16% membership interest in TradePoint held by the Corporation by notice given on or after March 1, 2002, in exchange for the Common Stock held by TradePoint and the fair market value of the 16% membership interest in TradePoint. TradePoint has the right to redeem the Corporation's membership interest by notice given on or after December 31, 2001 in exchange for the Common Stock held by it and the greater of $400,000 or the fair market value of the 16% membership interest in TradePoint.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of April 10, 1997, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Corporation's Directors and nominees to become Directors, and (iii) all Directors and nominees and officers as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. As of April 10, 1997, the Corporation had 1,384 holders of record.

                      NAME AND ADDRESS                          NUMBER OF SHARES          PERCENTAGE
                     OF BENEFICIAL OWNER                       BENEFICIALLY OWNED         OF CLASS(1)
-------------------------------------------------------------  ------------------         -----------
Alfred C. Angelone(2)(3).....................................         888,164                 21.0
303 Hillside Street
Milton, MA 02186

TradePoint Systems LLC(4)....................................         665,597                 16.7
615 Amherst Street
Nashua, NH 03063

James P. O'Halloran(5).......................................          27,000                  *
12 Alfred Street, Suite 300
Woburn, MA 01801

Gordon J. Rollert(6).........................................          26,785                  *
55 William Street
Suite G40
Wellesley, MA 02181

William A. Kulok(7)..........................................          16,000                  *
116 Echo Drive
Jupiter, FL 33458

Robert L. Voelk..............................................          10,000                  *
256 Stow Road
Harvard, MA 01451

All Directors and officers as a group (6 persons)
  (1)(2)(3)(4)(5)(6)(7)(8)...................................       1,640,633                 38.1

---------------

  * Less than 1%.

(1) This percentage is computed on the basis that the stockholder's options have been exercised but that no other options or warrants have been exercised.

(2) Includes 24,535 shares of Common Stock owned by ASA Investment Partnership, of which Mr. Angelone and the Corporation are general partners.

(3) Includes 245,000 shares of Common Stock underlying stock options that are exercisable within 60 days of the date of this Proxy Statement, but excludes an additional 30,000 shares of Common Stock underlying options that are not exercisable.

(4) All stock owned by TradePoint Systems LLC has been pledged to the Corporation to secure a note to the Corporation. The Corporation holds the voting power with respect to these shares.

(5) Includes 25,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement.

(6) Includes 20,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 16,000 shares of Common Stock underlying non-qualified stock options that are exercisable within sixty (60) days of this Proxy Statement, but excludes an additional 4,000 shares of Common Stock underlying non-qualified stock options that are not exercisable.

(8) Includes 14 shares of Common Stock owned by an executive officer of the Corporation and 7,073 shares of Common Stock underlying an incentive stock option that is exercisable by the officer within 60 days of the date of this Proxy Statement. Also includes shares held by TradePoint LLC.

                       REMUNERATION AND OTHER INFORMATION

     The following tables set forth the compensation paid to the Corporation's officers with respect to services rendered to the Corporation during Fiscal 1996 and the fiscal years ended December 31, 1995 and 1994 ("Fiscal 1995 and 1994," respectively).

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                       ANNUAL COMPENSATION                  AWARDS
                                            -----------------------------------------    ------------
                                                                         OTHER ANNUAL     SECURITIES
                                                    SALARY     BONUS     COMPENSATION     UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR     $(1)        $           $(2)         OPTIONS(#)
------------------------------------------  ----    -------    ------    ------------    ------------
Alfred C. Angelone........................  1996    245,833    29,913       102,612         50,000
  Chief Executive                           1995    236,678         0        94,985              0
  Officer and President                     1994    236,578         0       143,551              0

Christopher J. Crane......................  1996    244,480    25,000        38,519         50,000
  President(3)                              1995    231,052         0        37,847              0
                                            1994    231,269         0       106,072              0

---------------

(1) Amounts shown indicate base salary received by executive officers, value related to personal use of leased automobiles, and the imputed value of life insurance provided to each employee and recorded as compensation for tax purposes. All officers' salaries are subject to periodic review by the Board of Directors.

(2) Includes automobile expenses, premium payments on insurance policies (net of any increases in cash surrender value accruing to the Corporation) and club dues. Each officer is also entitled to a car allowance, reimbursement of business-related expenses, life insurance coverage and certain severance benefits in the event of termination of employment. The Corporation does not have a pension plan. In Fiscal 1996, 1995 and 1994, the Corporation made no awards of Restricted Stock and did not have a Long-Term Incentive Plan. In Fiscal 1995 and 1994, the Corporation did not grant any stock options to Messrs. Angelone or Crane. On February 8, 1993, the Corporation granted Messrs. Angelone and Crane non-qualified stock options to purchase 115,000 and 85,000 shares of Common Stock, respectively, that are exercisable through February 7, 2003 at an exercise price of $1.44 per share. These options held by Mr. Angelone were repriced on January 2, 1997, to an exercise price of $1.06 per share.

(3) As of December 31, 1996, Mr. Crane no longer serves as an officer of the Corporation. All of Mr. Crane's options were terminated at this time.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

              (A)                   (B)            (C)                (D)                      (E)
                                                                   NUMBER OF                VALUE OF
                                                                   SECURITIES              UNEXERCISED
                                   SHARES                          UNDERLYING             IN-THE-MONEY
                                  ACQUIRED                         OPTIONS AT              OPTIONS AT
                                     ON           VALUE         FISCAL YEAR-END          FISCAL YEAR-END
                                  EXERCISE       REALIZED         EXERCISABLE/            EXERCISABLE/
              NAME                  (#)            ($)          UNEXERCISABLE(#)       UNEXERCISABLE($)(1)
--------------------------------  --------       --------       ----------------       -------------------
Alfred C. Angelone..............     N/A            N/A           235,000/40,000            $8,800/$0

---------------

     (1) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the per share exercise price of the option. Mr. Angelone currently has options to purchase 110,000 shares of Common Stock at a per share exercise price of $.89. In addition, Mr. Angelone has options to purchase 165,000 shares of Common Stock, at a per share exercise price of $1.06, of which 125,000 were vested as of December 31, 1996. The fair market value of the Corporation's Common Stock underlying the options as of December 31, 1996, the last trading day of Fiscal 1996, was $0.97 (NASDAQ/Small Cap closing price on December 31, 1996).

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                GRANT DATE
                                          INDIVIDUAL GRANTS                                      VALUE(1)
                            ---------------------------------------------                      -------------
           (A)                 (B)              (C)               (D)             (E)               (H)
                            NUMBER OF        % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING       GRANTED TO       EXERCISE OR
                             OPTIONS        EMPLOYEES IN      BASE PRICE       EXPIRATION       GRANT DATE
           NAME              GRANTED        FISCAL YEAR        ($/SH)(2)          DATE         PRESENT VALUE
--------------------------  ----------      ------------      -----------      ----------      -------------
Alfred C. Angelone........    50,000            49.1              1.47         03/03/2006         $73,500
Christopher J. Crane......    50,000            49.1              1.47         03/03/2006         $73,500

---------------

(1) The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996: dividend yield of 0% and expected volatility of 30%, risk free rates ranging from 5.88% to 6.67%, and expected lives ranging from 18 to 24 months.

(2) These options held by Mr. Angelone were repriced on January 2, 1997, to an exercise price of $1.06 per share.

COMPENSATION OF EXECUTIVE OFFICERS

     Mr. Angelone receives an annual base salary of $240,000. All officers' salaries are subject to periodic review by the Board of Directors.

COMPENSATION OF DIRECTORS

     During Fiscal 1996, Messrs. O'Halloran and Kulok each received cash compensation of $1,000, plus travel expenses, per meeting attended, for their services as Directors. No other Directors received any cash compensation for their services as Directors. During Fiscal 1996, none of the Directors other than Alfred C. Angelone and Christopher J. Crane received stock options from the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established a Compensation Committee on March 18, 1992. Members of the Compensation Committee were Messrs. Kulok and O'Halloran, the outside Directors of the Corporation. None of the executive officers of the Corporation have served on the board of directors of any other entity that has had any of such entity's officers serve either on the Corporation's Board of Directors or Compensation Committee. The Compensation Committee was disbanded by the Board of Directors in Fiscal 1996. During Fiscal 1996, the entire Board of Directors participated in deliberations concerning executive officer compensation.

REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors is responsible for setting and administering the policies that govern annual compensation as well as short-term and long-term incentives for the Corporation's executive officers. All issues pertaining to executive compensation are submitted to the Board of Directors for approval.

     The Board of Directors believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (a) an overall management compensation program that is competitive with management compensation programs at companies of similar size; and (b) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on stockholder return.

     The goal of the Board of Directors is to use compensation policies to closely align the interests of the Corporation with the interests of stockholders in that the Corporation's management has incentives to achieve short-term performance goals while building long-term value for the Corporation's stockholders. The Board of Directors will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

     In the past, the Board of Directors and the Compensation Committee have reviewed compensation studies prepared by national accounting firms as well as reported compensation packages for officers of companies in the New England area. The Board of Directors and the Compensation Committee did not compare compensation paid to executive officers in the Corporation's industry group as many of these businesses are much larger than the Corporation. Based upon these studies, the Board of Directors believes that the compensation package proposed for the Corporation's senior management is at mid-level for officers of similar-sized companies.

BASE SALARIES

     In Fiscal 1996, Mr. Angelone's base salary was approximately $250,000. Mr. Angelone received cash compensation in the amount of $245,833 for Fiscal 1996 as compared to approximately $237,700 in Fiscal 1995, which amount includes base salary, value related to personal use of a leased vehicle, and the imputed value of life insurance. Based upon the reports described above, the Board of Directors believes that Mr. Angelone's salary reflects base salaries paid to senior officers of similar-sized companies and also reflects improvements in the Corporation's financial performance to date.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The changes in compensation for Mr. Angelone, as described above, were based upon careful analysis of the compensation of chief executive officers of other comparable public companies and Mr. Angelone's efforts on behalf of the Corporation. In addition to directing the affairs of the Corporation, Mr. Angelone was instrumental in the following areas: identifying strategic acquisitions and establishing critical strategic partnerships with vendors and distribution channels. These changes were also designed to reward Mr. Angelone for future economic performance based upon improvements in profitability and increased values in the Corporation's Common Stock.

                                            Board of Directors

                                            Alfred C. Angelone
                                            Christopher J. Crane
                                            William A. Kulok
                                            James P. O'Halloran
                                            Gordon J. Rollert

                                            October 24, 1996

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1992, and plotted at the end of Fiscal 1996, 1995, 1994 and the Corporation's fiscal years ended December 31, 1993 and December 31, 1992. In each of (i) the Corporation's Common Stock; (ii) the NASDAQ Market Index of Companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index (the "Peer Group Index"), which consists of Bannister Information Systems Corporation and Delphi Information Systems, companies in the information systems market.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
       ASA INTERNATIONAL LTD., NASDAQ MARKET INDEX AND PEER GROUP INDEX.

        MEASUREMENT PERIOD           ASA INTERNATIONAL                         NASDAQ MARKET
      (FISCAL YEAR COVERED)                LTD.          PEER GROUP INDEX          INDEX
1/2/92                                             100                 100                 100
12/31/92                                        126.32               85.21              100.98
12/31/93                                        147.37               68.47              121.13
12/31/94                                        142.79               11.55              127.17
12/31/95                                        172.85               19.87              164.96
12/31/96                                        116.49               20.41              204.98

                                   ITEM NO. 2

                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     The persons named in the enclosed Proxy will vote to ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 1997 unless otherwise directed by the stockholders. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting of Stockholders, and will have the opportunity to make a statement and answer questions from stockholders, if he so desires.

                                   ITEM NO. 3

                              SHARE OWNER PROPOSAL

     The following share owner proposal contains assertions about the Corporation which, in the judgment of the Board of Directors, are incorrect. Rather than refute individual inaccuracies, the Board of Directors recommends a vote against this proposal for broader policy reasons set forth below. Share holdings of the proponents will be supplied upon oral or written request to the Corporation.

     Leon R. and Barbara J. Cobaugh, 2300 Burroughs Street, Richmond, Virginia 23235-3164 have notified the Corporation that they intend to present the following proposal at the Annual Meeting:

     "Some stockholders have held ASA International stock (ASAA-NASDAQ) for an extended period of time, suffering through a reverse split and further substantial decline of the stock price thereafter. It has become increasingly apparent that the officers of the Corporation have been rewarded out of proportion to their performance, at the expense of the stockholders. They have drawn more in salaries and "other compensation" (as set forth in annual financial statements) than corporate earnings from operations. The resulting diminution of earnings has contributed to making the stock less attractive to the investment community and continuing to depress the share prices. As shareholders, we do not believe that the company exists for the benefit of the officers rather than the stockholders, the owners of the company. We believe that a reduction in officials compensation, which would drop to the bottom line, increasing earnings, would attract investors and benefit the stockholders and the officers who too are shareholders. For an example, in 1993 numbers below are from annual reports:

        The Chairman/CEO/Treasurer, Mr. Angelone received.................  $329,510
        The President/Secretary received..................................   294,111
        The two Vice Presidents together received.........................   261,759
                                                                            --------
                                                                            $853,380

     "During the same period, earnings before taxes were $307,875 and after taxes $97,875.

     "Therefore: BE IT RESOLVED that the stockholders recommend to the Salary Committee of the Board of Directors that the following policy govern setting compensation for the four principal officers as enumerated above, and such policy be permanently incorporated as guidance for the committee starting with the current year based on results from 1996 and continuing hereafter:

     "Principal officers of ASA International, namely, Chairman/CEO/Treasurer, President/Secretary and the two Vice Presidents shall not receive salaries and "other compensation" such that the aggregate shall exceed the net profit of the preceding year as verified by CPA audit.

     "A minimum compensation may be set by the Committee at the beginning of the year, to be adjusted upon receipt and publishing of the results of the audit."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     The Board of Directors recommends a vote against the share holder proposal (the "Proposal"). Under the regulations of the Securities and Exchange Commission promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Corporation is obligated to include the Proposal in this Proxy Statement. However, it should be noted that the Proposal serves merely as a recommendation to the Board of Directors and would not govern the Board of Directors' actions if adopted. The Corporation is organized under the laws of the State of Delaware. Current Delaware law dictates that a shareholder cannot put forth a binding proposal with regard to the salaries and other compensation of the Corporation's executive officers. Such decisions are the sole responsibility of the Corporation's Board of Directors. Members of the Board of Directors and the Company's management intend to vote against the Proposal.

     Apart from the above, the Board of Directors believes that to follow the guidelines expressed in the Proposal would place the Corporation at a competitive disadvantage, and would not be in the best interest of the Company. A proposal that places limits on compensation payable to the Corporation's officers is arbitrary, unrealistic, unworkable and not in the best interests of the Corporation or its shareholders. The Board of Directors believes that to follow the guidelines expressed in the Proposal at the present time could place the Company at a competitive disadvantage, and would not be in the best interest of the Company. If the proposal were adopted, the Board of Directors does not believe that the guidelines set forth in the Proposal could be implemented without placing the Company at a severe competitive disadvantage in attracting, motivating and retaining the senior executives the Company requires to be successful in its industry.

     As discussed in the Report on Executive Compensation included elsewhere in this Proxy Statement, the salaries and other compensation of the Corporation's executive officers are determined annually by the Board of Directors with a view toward providing fair compensation in light of the quality of each officer's performance and the nature of each officer's responsibilities. This compensation must also be sufficient to motivate these individuals and to provide an incentive to remain with the Company. In this process, the Board of Directors must consider and operate within the market for executive talent in which the Corporation competes. Because this market has valued the services of certain senior executives at a level in excess of that suggested under the Proposal, the guidelines set forth in the Proposal, if followed by the Board of Directors, could severely limit the Company's ability to recruit, motivate and retain talented officers. The Company would, as a result, be at a competitive disadvantage, especially if it were one of only a few companies subject to such a restriction.

     Quality leadership and management are essential to the continued success and existence of any company. By placing an arbitrary below market ceiling on compensation, the guidelines set forth in the Proposal would not, in the opinion of the Board of Directors, allow the Corporation to adequately compensate certain members of its management and, as a result, would have an adverse impact on the quality of the Corporation's management, the operation of the Corporation and, ultimately, on stockholder value. ACCORDINGLY THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.

                              FINANCIAL STATEMENTS

     The annual report of the Corporation, including financial statements of the Corporation for Fiscal 1996, is provided to the stockholders herewith.

                               VOTING AT MEETING

     The Board of Directors has fixed March 27, 1997, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 3,983,096 shares of the Corporation's Common Stock, $.01 par value, were issued, outstanding and entitled to vote.

                            SOLICITATION OF PROXIES

     The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

     Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

     In order to be included in proxy material for the 1998 Annual Meeting, tentatively scheduled to be held on Friday, May 8, 1998, stockholders' proposed resolutions must be received by the Corporation on or before December 19, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                 MISCELLANEOUS

     The management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                            By Order of the Board of Directors

                                            TERRENCE C. MCCARTHY
                                            Secretary

April 15, 1997

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             ASA INTERNATIONAL LTD.
               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 9, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE UNDERSIGNED hereby appoints Alfred C. Angelone as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD., to be held at the Corporation's offices, located at 10 Speen Street, Framingham, Massachusetts 01701, on Friday, May 9, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Alfred C. Angelone to vote in accordance with his judgment on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR
                       PROPOSAL 2 AND AGAINST PROPOSAL 3.

(1) Proposal to elect five (5) members of the Board of Directors of the Corporation.

   INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE SUCH
                NOMINEE'S NAME FROM THE LIST BELOW.

   [ ] FOR ALL nominees listed below (except as marked to the contrary below).
   [ ] AGAINST ALL nominees listed below.

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

       Alfred C. Angelone, William A. Kulok, James P. O'Halloran, Gordon J. Rollert and Robert L. Voelk

(2) Proposal to ratify the selection of BDO Seidman, LLP as the independent auditors of the Corporation for the fiscal year ending December 31, 1997.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

(3) Share owner proposal regarding executive compensation limits.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSAL 3.

(4) In his discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

   PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                            Dated:               , 1997
                                                         Signature

                                                 Signature, if held jointly

                                                        Printed Name

                                                          Address

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.